Exhibit 10.3
On April 30, 2008 the Compensation Committee of the Registrant adopted the following resolution amending the 2005 Inducement Stock Option and Restricted Stock Plan of Standard Microsystems Corporation (“the 2005 Inducement Plan”):
RESOLVED, that paragraph 3. (a) of the 2005 Inducement Plan is hereby amended by deleting the word “1,960,000” and replacing it with the word “2,460,000”